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Exhibit 11.1

                            C. BREWER HOMES, INC.

                  Computation of Earnings (Loss) Per Common Share
                  (in thousands, except for loss per common share)

                                                                       Quarters Ended                      Half Years Ended
                                                              -------------------------------      --------------------------------
                                                              September 30,     September 30,      September 30,      September 30,
                                                                   1997              1996               1997              1996
                                                              ----------------  -------------      ----------------  --------------
Class A Common Stock
     Shares issued and outstanding . . . . . . . . . . . .           3,404          2,885               3,404            2,658

Class B Common Stock
     Shares issued and outstanding . . . . . . . . . . . .           4,932          5,451               4,932            5,678
     Treasury stock purchased in July 1995 . . . . . . . .              (4)            (4)                 (4)              (2)
                                                              ----------------  -------------      ----------------  --------------
Weighted average number of common shares outstanding . . .           8,332          8,332               8,332            8,334
                                                              ----------------  -------------      ----------------  --------------
                                                              ----------------  -------------      ----------------  --------------
Net loss . . . . . . . . . . . . . . . . . . . . . . . . .        $    (94)      $    (82)           $   (334)        $   (347)
                                                              ----------------  -------------      ----------------  --------------
                                                              ----------------  -------------      ----------------  --------------
Loss per common share. . . . . . . . . . . . . . . . . . .        $  (0.01)      $  (0.01)           $  (0.04)        $  (0.04)
                                                              ----------------  -------------      ----------------  --------------
                                                              ----------------  -------------      ----------------  --------------
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